Item 7. Pro Forma Financial Information

        (a) Financial Statements of Business Acquired

                              WaveSpan Corporation
                         (a development stage company)

                              Financial Statements

               Years ended December 31, 1998 and 1997 and for the
                     period from March 16, 1995 (inception)
                           through December 31, 1998


                                    CONTENTS


Report of Independent Auditors ...................................     4

Audited Financial Statements

Balance Sheets ...................................................     6
Statements of Operations .........................................     7
Statements of Shareholders' Equity (Net Capital Deficiency) ......     8
Statements of Cash Flows .........................................    10
Notes to Financial Statements ....................................    12

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
WaveSpan Corporation

We have audited the accompanying balance sheets of WaveSpan Corporation (a development stage company) as of December 31, 1998 and 1997, and the related statements of operations, shareholders' equity (net capital deficiency), and cash flows for the years then ended and for the period from March 16, 1995 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements for the period from March 16, 1995 (inception) through December 31, 1996 were audited by other auditors whose report, dated April 11, 1997, except for the information in the first paragraph of Note 8, for which the date is July 1, 1997, and the first paragraph of Note 6, for which the date is August
7, 1997, and the second paragraph of Note 8, for which the date is October 2, 1997, which has been furnished to us, included an explanatory paragraph regarding the uncertainty of the Company's ability to continue as a going concern. The financial statements for the period from March 16, 1995 (inception) through December 31, 1996 include a net loss of $2,236,439. Our opinion on the statements of operations, shareholders' equity (net capital deficiency), and cash flows for the period from March 16, 1995 (inception) through December 31, 1998, insofar as it relates to amounts for prior periods to December 31, 1996, is based solely on the report of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of WaveSpan Corporation (a development stage company) at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended and for the period from March 16, 1995 (inception) through December 31, 1998, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that WaveSpan Corporation will continue as a going concern. As more fully discussed in Note 1 to the financial statements, the Company has incurred losses during the development stage, which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to raise additional capital to continue to fund operations. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of WaveSpan Corporation to continue as a going concern.

                                       /s/ ERNST & YOUNG LLP


    San Jose, California
    February 9, 1999, except for
    the first paragraph of Note 7,
    as to which the date is
    March 15, 1999, and the second
    paragraph of Note 7, as to which
    the date is February 16, 2000.

                              WaveSpan Corporation
                         (a development stage company)

                                 Balance Sheets

                                                                                 December 31,
                                                                           1998                   1997
                                                                       ------------           -----------
ASSETS
Current assets:
  Cash and cash equivalents                                            $  2,640,205           $   623,753
  Short-term investments                                                  1,024,877                    --
  Accounts receivable, net of allowance
    for doubtful accounts of $8,392 in 1998
    and none in 1997                                                        157,748                    --
  Inventory, net                                                            957,142               181,967
  Prepaid expenses and other current assets                                 197,453                71,054
                                                                       ------------           -----------
Total current assets                                                      4,977,425               876,774

Property and equipment:
  Computer, equipment, and software                                       2,238,572               999,852
  Furniture and fixtures                                                    314,558               200,654
  Leasehold improvements                                                    263,032               180,384
                                                                       ------------           -----------
                                                                          2,816,162             1,380,890

  Accumulated depreciation and amortization                               1,379,479               628,076
                                                                       ------------           -----------
                                                                          1,436,683               752,814

Other assets                                                                218,791               138,371
                                                                       ------------           -----------
Total assets                                                           $  6,632,899           $ 1,767,959
                                                                       ============           ===========

LIABILITIES AND SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

Current liabilities:
  Convertible promissory notes                                         $         --           $ 2,028,652
  Accounts payable                                                          639,311               202,270
  Notes payable                                                             293,410                    --
  Accrued expenses                                                           15,833                    --
  Accrued compensation and benefits                                         331,954               175,176
  Capital lease obligations due within one year                             595,989               342,903
                                                                       ------------           -----------
Total current liabilities                                                 1,876,497             2,749,001

Long-term liabilities:
  Long-term portion of notes payable                                      2,706,590                    --
  Long-term portion of capital lease obligations                            825,125               536,896
                                                                       ------------           -----------
Total long-term liabilities                                               3,531,715               536,896

Commitments

Shareholders' equity (net capital deficiency):
  Convertible preferred stock, no par value:
    Authorized shares - 11,413,542
    Issued and outstanding shares - 10,143,545 in 1998
      and 6,311,850 in 1997, liquidation preference of $18,029,065       18,113,320             6,024,248
  Common stock, no par value:
    Authorized shares - 30,000,000
    Issued and outstanding shares - 6,938,325 in
      1998 and 6,477,680 in 1997                                            728,364               538,463
  Shareholder notes receivable                                             (542,500)             (381,613)
  Deficit accumulated during the development stage                      (17,074,497)           (7,699,036)
                                                                       ------------           -----------
Total shareholders' equity (net capital deficiency)                       1,224,687            (1,517,938)
                                                                       ------------           -----------
Total liabilities and shareholders' equity (net capital deficiency)    $  6,632,899           $ 1,767,959
                                                                       ============           ===========

                            See accompanying notes.

                              WaveSpan Corporation
                         (a development stage company)

                            Statement of Operations

                                                                                       PERIOD FROM
                                                                                      MARCH 16, 1995
                                                                                       (INCEPTION)
                                                                                         THROUGH
                                                  YEARS ENDED DECEMBER 31,             DECEMBER 31,
                                                     1998           1997                   1998
                                                -----------     -----------           ------------

Net revenues                                    $   567,169     $        --            $   567,169

Cost of revenues and manufacturing
  start-up costs                                 (2,396,249)             --             (2,396,249)
                                                -----------     -----------           ------------
Gross margin                                     (1,829,080)             --             (1,829,080)

Operating expenses:
  Research and development                        4,238,574       3,663,306              9,646,269
  Selling, general and administrative             3,419,481       1,736,256              5,734,093
                                                -----------     -----------           ------------
Total operating expenses                          7,658,055       5,399,562             15,380,362
                                                -----------     -----------           ------------
Operating loss                                   (9,487,135)     (5,399,562)           (17,209,442)

Interest income                                     336,292          87,868                510,466
Interest expense                                   (224,618)       (150,103)              (374,721)
                                                -----------     -----------           ------------
Loss before provision for taxes                 $(9,375,461)    $(5,461,797)          $(17,073,697)

Provision for taxes                                      --             800                    800
                                                -----------     -----------           ------------
Net loss                                        $(9,375,461)    $(5,462,597)          $(17,074,497)
                                                ===========     ===========           ============



                            See accompanying notes.

                              WaveSpan Corporation
                         (a development stage company)

          Statements of Shareholders' Equity (Net Capital Deficiency)

                                                                                                          DEFICIT          TOTAL
                                                CONVERTIBLE                                             ACCUMULATED    SHAREHOLDERS'
                                              PREFERRED STOCK         COMMON STOCK        SHAREHOLDER    DURING THE       EQUITY
                                             -------------------------------------------     NOTES      DEVELOPMENT    (NET CAPITAL
                                               SHARES     AMOUNT     SHARES     AMOUNT    RECEIVABLE       STAGE        DEFICIENCY)
                                             ---------------------------------------------------------------------------------------
  Issuance of common stock in August 1995
    for technology at $0.04 per share               --  $       --  3,750,000  $150,000   $      --     $        --     $   150,000
  Issuance of Series A preferred stock in
    August 1995 for cash at $0.40 per
    share, net of issuance costs of $9,890   2,750,000   1,090,110         --        --          --              --       1,090,110
  Issuance of common stock in October 1995
    for note receivable at $0.04 per share          --          --     20,000       800        (800)             --              --
  Net loss                                          --          --         --        --          --        (521,922)       (521,922)
                                             ---------------------------------------------------------------------------------------
Balance at December 31, 1995                 2,750,000   1,090,110  3,770,000   150,800        (800)       (521,922)        718,188
  Issuance of common stock in March and
    June 1996 for notes receivable at
    $0.04 per share                                 --          --    630,000    25,200     (25,200)             --              --
  Issuance of Series B preferred stock
    in July 1996 for cash at $1.375
    per share, net of issuance costs
    of $31,021                               3,501,850   4,784,023         --        --          --              --       4,784,023
  Issuance of common stock in September,
    October, November, and December 1996
    for notes receivable at $0.1375
    per share                                       --          --    313,000    43,038     (43,038)             --              --
  Issuance of warrant for Series B
    preferred stock in December 1996                --         100         --        --          --              --             100
  Net loss                                          --          --         --        --          --      (1,714,517)     (1,714,517)
                                             ---------------------------------------------------------------------------------------
Balance at December 31, 1996                 6,251,850   5,874,233  4,713,000   219,038     (69,038)     (2,236,439)      3,787,794
  Issuance of common stock for note
    receivable at $0.1375 per share                 --          --  2,410,454   331,437    (331,437)             --              --
  Issuance of common stock for cash
    at $0.375 per share                             --          --    154,546    21,250          --              --          21,250
 Repurchase of common stock at $0.04
    per share for cash                              --          --   (492,922)  (19,717)         --              --         (19,717)
  Repurchase of common stock at $0.04
    per share and cancelation of
    shareholder note receivable                     --          --   (307,398)  (13,545)     13,545              --              --
  Issuance of warrant for Series C
    preferred stock                                 --      67,515         --        --          --              --          67,515
  Payment of shareholder note receivable            --          --         --        --       5,317              --           5,317
  Issuance of Series B preferred stock
    for cash at $1.375 per share                60,000      82,500         --        --          --              --          82,500
  Net loss                                          --          --         --        --          --      (5,462,597)     (5,462,597)
                                             ---------------------------------------------------------------------------------------
Balance at December 31, 1997                 6,311,850   6,024,248  6,477,680   538,463    (381,613)     (7,699,036)     (1,517,938)

                            See accompanying notes.

                              WaveSpan Corporation
                         (a development stage company)

    Statements of Shareholders' Equity (Net Capital Deficiency) (continued)


                                                                                                         DEFICIT          TOTAL
                                                                                                       ACCUMULATED    SHAREHOLDERS'
                                      CONVERTIBLE PREFERRED STOCK     COMMON STOCK       SHAREHOLDER   DURING THE        EQUITY
                                      ---------------------------   -----------------       NOTES      DEVELOPMENT    (NET CAPITAL
                                        SHARES          AMOUNT      SHARES     AMOUNT     RECEIVABLE      STAGE        DEFICIENCY)
-----------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock for notes
  receivable at $0.35 per share in
  April 1998                                    --    $        --     530,000  $185,500   $(185,500)   $         --   $        --
Issuance of common stock for cash
  at $0.35 per share in May 1998                --             --      15,000     5,350          --              --         5,250
Issuance of common stock for cash
  at $0.40 per share in June and
  August 1998                                   --             --      30,000    12,000          --              --        12,000
Issuance of common stock for cash
  at $0.50 per share in December
  1998                                          --             --       5,000     2,500          --              --         2,500
Issuance of common stock bonus at
  $0.35 per share in March 1998                 --             --       5,000     1,750          --              --         1,750
Issuance of Series C preferred stock
  for cash at $2.14 per share in
  January 1998, net issuance cost
  of $26,801                             3,831,695     12,004,721          --        --          --              --    12,004,721
Repurchase of common stock for
  cash at $0.1375 per share in
  February, March, and November
  1998                                          --             --    (124,355)  (17,099)         --              --       (17,099)
Payment of notes receivables in
  February, March, and November
  1998                                          --             --          --        --      24,613              --        24,613
Issuance of warrants for Series C
  preferred stock in March and
  November 1998                                 --         84,226          --        --          --              --        84,226
Issuance of warrants for Series C
  preferred stock in May 1998                   --            125          --        --          --              --           125
Net loss                                        --             --          --        --          --      (9,375,461)   (9,375,461)
                                      ---------------------------------------------------------------------------------------------
Balance at December 31, 1998            10,143,545    $18,113,320   6,938,325  $728,364   $(542,500)   $(17,074,497)   $1,226,687
                                      =============================================================================================



                            See accompanying notes.

                              WaveSpan Corporation
                         (a development stage company)

                            Statements of Cash Flows



                                                                                                         PERIOD FROM
                                                                                                       MARCH 16, 1995
                                                                                                         (INCEPTION)
                                                                                                           THROUGH
                                                                          YEARS ENDED DECEMBER 31,      DECEMBER 31,
                                                                           1998             1997            1998
                                                                        -----------     -----------    -------------
OPERATING ACTIVITIES
Net loss                                                                $(9,375,461)    $(5,462,597)    $(17,074,497)
Adjustments to reconcile net loss to net cash used in
  operating activities:
    Depreciation and amortization                                           751,403         524,322        1,392,427
    Amortization of warrant to purchase preferred stock                      68,666           5,626           61,344
    Issuance of common stock for technology                                      --              --          150,000
    Changes in operating assets and liabilities:
      Accounts receivable                                                  (157,748)             --         (157,748)
      Inventory                                                            (775,175)       (181,967)        (957,142)
      Prepaid expenses and other current assets                            (126,399)        (30,840)        (197,453)
      Accounts payable                                                      437,041        (259,208)         313,246
      Accrued liabilities                                                   172,611         153,180          347,787
                                                                        -----------     -----------     ------------
Net cash used in operating activities                                    (9,005,062)     (5,251,484)     (16,122,036)

INVESTING ACTIVITIES
Purchases, maturities, and sales of investments                          (1,024,877)             --       (1,024,877)
Purchase of property and equipment                                         (469,287)       (122,003)        (787,142)
Proceeds from return of fixed asset                                              --              --            4,901
Increase in other assets                                                    (64,735)        (18,775)        (142,217)
                                                                        -----------     -----------     ------------
Net cash used in investing activities                                    (1,558,899)       (140,778)      (1,948,335)

FINANCING ACTIVITIES
Proceeds from sale of preferred stock, net of issuance cost              12,004,721          82,500       17,961,354
Proceeds from sale of common stock, net                                       4,401           1,533            5,934
Proceeds from issuance of warrants                                               --              --              100
Proceeds from issuance of notes payable                                   3,000,000       2,028,652        5,028,652
Payments on notes payable                                                (2,028,652)             --       (2,038,652)
Payments of capital lease obligations                                      (424,670)       (235,573)        (744,553)
Proceeds from capital lease financing of prior year capital
  expenditures                                                                   --         457,811          457,811
Payments on shareholder notes receivable                                     24,613           5,317           29,930
                                                                        -----------     -----------     ------------
Net cash provided by financing activities                                12,580,413       2,340,240       20,710,576
                                                                        -----------     -----------     ------------

Net increase (decrease) in cash and cash equivalents                      2,016,452      (3,052,022)       2,640,205
Cash and cash equivalents at beginning of period                            623,753       3,675,775               --
                                                                        -----------    ------------     ------------
Cash and cash equivalents at end of period                              $ 2,640,205    $    623,753     $  2,640,205
                                                                        ===========    ============     ============

                            See accompanying notes.

                              WaveSpan Corporation
                         (a development stage company)

                      Statements of Cash Flows (continued)


                                                                                         PERIOD FROM
                                                                                       MARCH 16, 1995
                                                                                        (INCEPTION)
                                                                                          THROUGH
                                                            YEARS ENDED DECEMBER 31,     DECEMBER 31,
                                                                1998        1997            1998
                                                            -----------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION             $191,926     $121,451      $  328,374
Cash paid during the period for interest

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCIAL ACTIVITIES
Capital equipment acquired under capital lease financing      $965,985     $318,075      $1,707,855
Obligations incurred upon acquisition of property
  and equipment                                               $     --     $     --      $  326,066
Increase of preferred stock due to issuance of warrant
  in connection with convertible notes                        $     --     $ 67,515      $   67,515
Increase of preferred stock due to issuance of warrant
  in connection with lease                                    $ 84,226     $     --      $   84,226
Issuance of common stock for notes receivable,
  net of cancellation of note receivable                      $185,500     $317,892      $  572,430




                            See accompanying notes.

                              WaveSpan Corporation
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 1998

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

WaveSpan Corporation (the Company or WaveSpan) was incorporated in the state of California on March 16, 1995. The Company is in the business of developing and marketing wireless telecommunication equipment. Through December 31, 1998, the Company was active in technology development, financial planning, recruiting personnel, raising capital, developing markets, and creating strategic relationships. As a result, the Company is in the development stage.

GOING CONCERN

The Company is in development stage, devoting substantially all of its efforts to product development, customer development, and raising capital financing. During its development stage, the Company has incurred cumulative net losses of $17,074,497 and expects to incur further losses over at least the next year. The Company's ability to continue as a going concern is dependent upon its successfully raising additional equity capital or debt financings and, ultimately, upon successfully commercializing its technology and achieving profitable operations. Management currently plans to fund future operations through additional equity or debt financings.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Actual results could differ materially from those estimates.

REVENUE RECOGNITION

All sales are made to resellers. The resellers have no right of return. There are no significant remaining obligations, and collectibility is probable.

                              WaveSpan Corporation
                         (a development stage company)

                   Notes to Financial Statements (continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH, CASH EQUIVALENTS, AND SHORT-TERM INVESTMENTS

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company also considers all highly liquid investments with original maturities greater than three months but less than one year when purchased to be short-term investments. Cash equivalents at December 31, 1998 consisted of certificates of deposits and a money market account. Cash equivalents at December 31, 1997 consisted of certificates of deposit, commercial paper, and a money market account. Short-term investments at December 31, 1998 consisted of a treasury note. Short-term investments are carried at cost which approximates fair value.

Both gross unrealized gains and losses as of December 31, 1998 and realized gains and losses on sales of securities for the year ended December 31, 1998 were not significant.

CONCENTRATION OF CREDIT RISK

The Company's concentration of credit risk consists principally of cash, cash equivalents, and short-term investments. The Company invests its excess cash principally in debt securities. To date, the Company has not incurred losses related to these investments.

INVENTORIES

Inventories, which are composed mainly of raw materials, are stated at the lower of cost or market. Cost is computed on a currently adjusted standard basis (which approximates actual costs on a first-in, first-out basis).

Due to the recent introduction of the Company's products, the Company has only received a minimal amount of orders through February 1999. The potential for a write down of inventory exists in the future if orders are not received. Management of the Company believes that orders will be received, inventory costs can be recovered, and that no write down of the inventory is appropriate at December 31, 1998.

                              WaveSpan Corporation
                         (a development stage company)

                   Notes to Financial Statements (continued)


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets (generally three years). Assets under capital leases and leasehold improvements are amortized over the lesser of their useful lives or the term of the lease.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred.

STOCK-BASED COMPENSATION

The Company has elected to follow the Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB Opinion No. 25), and related interpretations in accounting for its employees and director stock options and disclose the pro forma effect of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123) (see Note 4). The Company generally grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value for the shares at the date of grant. Under APB Opinion No. 25, for employee stock options with an exercise price equal to the market price of the underlying stock on the date of grant, no compensation expense is recorded. The Company would recognize compensation expense for any stock options granted with an exercise price less than fair value.

2.   CAPITAL LEASE OBLIGATIONS AND COMMITMENTS

CAPITAL LEASE OBLIGATIONS

Under an amended equipment and financing agreement, the Company can lease equipment and furniture in an amount not to exceed $3,150,000. At December 31, 1998, the amount under the revolving lease is $3,150,000 less any outstanding balances. Lease terms are thirty-six months and will expire from August 1998 through August 2001.

                              WaveSpan Corporation
                         (a development stage company)

                   Notes to Financial Statements (continued)


2. CAPITAL LEASE OBLIGATIONS AND COMMITMENTS (CONTINUED)

COMMITMENTS

The Company leases its facility under an operating lease expiring in January 2000. Under the terms of the lease agreement, the Company is responsible for its share of common area maintenance costs, property taxes, and insurance. The Company has the right of first refusal on adjacent space in the same building.

The Company leases certain equipment under noncancelable lease agreements that are accounted for as capital leases. Equipment under capital lease arrangement aggregated $2,299,863 and $1,181,940 at December 31, 1998 and 1997,
respectively. The related accumulated amortization aggregated $1,206,522 and $566,335 at December 31, 1998 and 1997, respectively.

Future minimum lease payments under noncancelable operating leases and capital leases are as follows at December 31, 1998:

                                           CAPITAL     OPERATING
                                           LEASES        LEASES
                                         -------------------------
1999                                     $  761,544     $198,552
2000                                        590,358       16,546
2001                                        310,201           --
2002                                         20,451           --
2003                                             --           --
Thereafter                                       --           --
                                         -------------------------
Total minimum payments                    1,682,554     $215,098
                                                      ============
Less amount representing estimated
  executory costs                            19,617
                                         ----------
Net minimum payments                      1,662,937
Less amount representing interest           241,823
                                         ----------
                                          1,421,114
Less current portion                        595,989
                                         ----------
                                         $  825,125
                                         ==========

                              WaveSpan Corporation
                         (a development state company)


                   Notes to Financial Statements (continued)

2.   CAPITAL LEASE OBLIGATIONS AND COMMITMENTS (CONTINUED)

COMMITMENTS (CONTINUED)

Total rental expense was $222,352 and $199,000 for fiscal 1998 and 1997, respectively, and $551,352 for the period from March 16, 1995 (inception) through December 31, 1998.

3.   INCOME TAXES

There was no provision for U.S. federal or state income taxes as the Company has incurred operating losses since inception.

As of December 31, 1998, the Company had federal and state net operating loss carryforwards of approximately $7,800,000. In addition, the Company had federal and state tax credit carryforwards of approximately $300,000. The net operating loss and tax credit carryforwards described above will expire at various dates beginning in 2003, if not utilized.

Utilization of the net operating loss and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change provisions of the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating loss and tax credit carryforwards before utilization.

As of December 31, 1998 and 1997, the Company had net deferred tax assets of approximately $6,990,000 and $3,317,000, respectively, consisting of the above following:

                                                 1998                1997
                                             ------------        ------------
Net operating loss carryforwards             $3,100,000          $  743,000
Capitalized research and development costs    3,385,000           2,078,000
Tax credits                                     490,000             354,000
Other                                            15,000             142,000
                                             ----------          ----------
Total deferred tax assets                     6,990,000           3,317,000
Valuation allowance                          (6,990,000)         (3,317,000)
                                             ----------          ----------
Net deferred tax assets                      $       --          $       --
                                             ==========          ==========

                              WaveSpan Corporation
                         (a development stage company)

                   Notes to Financial Statements (continued)


3.  INCOME TAXES (CONTINUED)

Realization of the deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the deferred tax assets have been fully offset by a valuation allowance, and no income tax benefit was recorded since inception. The valuation allowance for deferred tax assets increased by $3,673,000 and $2,418,000 during the years ended December 31, 1998 and 1997, respectively.

4.  SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

CONVERTIBLE PREFERRED STOCK

The convertible preferred stock at December 31, 1998 comprises:

                                NUMBER OF
               NUMBER OF      SHARES ISSUED
                 SHARES           AND            DIVIDEND PER
               AUTHORIZED     OUTSTANDING           SHARE
               ----------     -------------      ------------
Series A        2,800,592       2,750,000          $0.04
Series B        3,612,950       3,561,850          $0.1375
Series C        5,000,000       3,831,695          $0.314
               ----------      ----------
               11,413,542      10,143,545
               ==========      ==========

The rights, preferences, and privileges of the preferred shareholders are as follows:

Dividends

The holders of preferred stock are entitled to receive noncumulative dividends, in preference to common shareholders, at the annual rates stated above, when, as, and if declared by the Board of Directors. No dividends have been declared or paid by the Company.

                              WaveSpan Corporation
                         (a development stage company)

                   Notes to Financial Statements (continued)

4. SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY) (CONTINUED)

CONVERTIBLE PREFERRED STOCK (CONTINUED)

Liquidation

The holders of the Series A, B, and C preferred stock are entitled to distribution in preference to common shareholders of $0.40, $1.375, and $3.14 per share, respectively, plus declared but unpaid dividends. After the above amounts have been paid on the preferred stock, remaining assets are distributed pro rata to common and preferred shareholders (on an as-if-converted basis). However, distributions to preferred shareholders cannot exceed $2.75 per share for Series A and B and $6.28 per share for Series C. Thereafter, the remaining assets are distributed to the common shareholders.

Conversion and Registration

The preferred stock is convertible, at the option of the holder, at any time, into common stock on a one-for-one basis (subject to certain adjustments). Conversion is automatic upon the sale of the Company's common stock in a public offering with gross proceeds in excess of $7,500,000 and valuation of the Company in excess of $75,000,000 prior to such sale. In addition, preferred shareholders have certain registration rights and the right to participate in future issuances of the Company's stock. Additionally, the Company and the preferred shareholders have the right of first refusal should common shareholders propose to sell shares. If these rights of first refusal are not exercised, the preferred shareholders have the right to participate in the sale. The rights to participate in future financing, right of first refusal, and participation expire upon the earlier of a public offering of the Company's common stock as described above or liquidation of the Company. The registration rights expire on the seventh anniversary after a public offering of the Company's common stock. The Company has reserved 10,143,545 shares of common stock in the event of conversion.

Voting

Each share of preferred stock is entitled to vote on an "as converted" basis along with common shareholders. As long as at least 2,000,000 shares of preferred stock are outstanding, the Company cannot alter the rights, preferences, or privileges of the preferred stock, increase the authorized number of preferred stock, merge, consolidate, or liquidate without the approval of at least a majority of outstanding preferred stock.

                              WaveSpan Corporation
                         (a development stage company)

                   Notes to Financial Statements (CONTINUED)


4.   SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY) (CONTINUED)

CONVERTIBLE PREFERRED STOCK (CONTINUED)

Warrants

In connection with the capital lease line discussed in Note 2, the Company issued warrants to purchase 50,592 shares of Series A preferred stock at $0.40 per share, 51,100 shares of Series B preferred stock at $1.375 per share, and 25,478 shares of Series C preferred stock at $3.14 per share. In 1998 and 1997, the Company recorded $13,503 and $67,515, respectively, of deferred interest to reflect the value of these warrants. Amortization of deferred interest totaled $65,457 and $5,626 for the year ended December 31, 1998 and 1997, respectively. The warrants are exercisable at any time; exercise of the warrants is automatic upon the earlier of (i) an initial public offering of the Company's common stock or (ii) before their expiration on November 22, 2002, December 30, 2003, and March 31, 2003. The Company has reserved 50,592 shares of Series A preferred stock, 51,100 shares of Series B preferred stock, and 25,478 shares of Series C preferred stock in the event of exercise.

In November 1998, in connection with the subordinated loan agreement discussed in Note 5, the Company issued a warrant that entitles the holder to purchase a defined number of shares of the Company's Series C preferred stock with an aggregate purchase price equal to $419,000. In 1998, the Company recorded deferred interest of $70,723 to reflect the value of these warrants. Amortization of deferred interest totaled $3,209 for the year ended December 31, 1998. The exercise price shall be equal to the average of $3.14 per share and the price per share of the next round of financing. The warrants are exercisable at any time; exercise of the warrants is automatic upon the earlier of (i) one year from an initial public offering or (ii) before their expiration on November 12, 2003. The Company has reserved 133,439 shares of Series C preferred stock in the event of exercise of this warrant.

                              WaveSpan Corporation
                         (a development stage company)

                   Notes to Financial Statements (continued)

4.   SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY) (CONTINUED)

CONVERTIBLE PREFERRED STOCK (CONTINUED)

Common Stock

In August 1995, the Company issued 3,750,000 shares of common stock to its founders at $0.04 per share in exchange for technology. There were 500,000 shares immediately vested; the balance of the shares generally vest at a rate of 1/48 per month. Unvested shares are subject to repurchase by the Company at the original issue price in the event of termination of employment. At December 31, 1998, 595,005 shares remained subject to the Company's repurchase right.

STOCK OPTION PLAN

In August 1995, the Company adopted the 1995 Stock Plan (the Plan), whereby the Board of Directors may grant incentive options to purchase the Company's common stock to employees at prices not lower than fair market value (110% in certain cases) at the date of grant as determined by the Board of Directors. Nonstatutory options may be granted to employees and consultants at prices not lower than 85% of fair market value (110% in certain cases) at the date of grant as determined by the Board of Directors. The Board of Directors also has the authority to set the term of the options (no longer than ten years from date of grant, five years in certain instances). Unexercised options expire three months after termination of employment or consulting relationship with the Company. Stock purchase rights may also be issued under the Plan at prices not less than 85% of fair market value at the date of the offer, which must be accepted within 30 days. Shares issued pursuant to stock purchase rights generally vest at a rate of 25% one year from date of issuance and 1/48 per month thereafter. Options and stock purchase rights are exercisable immediately upon grant. However, common shares issued prior to vesting are subject to repurchase by the Company if the holder is no longer employed by the Company. As of December 31, 1998, 2,079,330 shares of common stock were subject to this repurchase provision. The Company has reserved 5,280,000 shares of common stock for issuance under the Plan. Unless terminated sooner, the Plan will automatically expire in 2005.

                              WaveSpan Corporation
                          (a development stage company)

                   Notes to Financial Statements (continued)


4. SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY) (CONTINUED)

STOCK OPTION PLAN (CONTINUED)

Option activity is as follows:

                                                   OUTSTANDING OPTIONS
                                   -----------------------------------------------
                        SHARES                                            WEIGHTED
                       AVAILABLE   NUMBER         PRICE                    AVERAGE
                          FOR        OF            PER                    PRICE PER
                         GRANT     SHARES         SHARE        AGGREGATE    SHARE
                      -------------------------------------------------------------
Balance at
  December 31, 1995    467,000          --        $   --       $     --    $   --
  Options granted       (2,000)      2,000        $0.040             80    $ 0.04
  Options exercised         --          --        $   --             --    $   --
  Options canceled          --          --        $   --             --    $   --
                      ---------------------                    ---------
Balance at
  December 31, 1996    465,000       2,000        $0.040             80    $ 0.04
  Options granted           --          --        $   --             --    $   --
  Options exercised         --          --        $   --             --    $   --
  Options canceled          --          --        $   --             --    $   --
                      ---------------------                    ---------
Balance at
  December 31, 1997    465,000       2,000        $0.040             80    $ 0.04
  Additional shares
   authorized          750,000          --        $0.000             --    $   --
  Options granted     (766,000)    766,000    $0.314 - $0.50    309,594    $0.404
  Options exercised         --    (50,000)     $0.35 - $0.50    (19,750)   $0.395
  Options canceled      12,000    (12,000)        $0.314         (3,768)   $0.314
                      ---------------------                    ---------
Balance at
  December 31, 1998    461,000    706,000      $0.04 - $0.50   $286,156    $0.405
                      =====================                    =========

At December 31, 1998 and 1997, options to purchase 706,000 and 2,000 shares, respectively, were exercisable at prices ranging from $0.04 to $0.50. The weighted average contractual life of options outstanding at December 31, 1998 was 9.4 years. The weighted average estimated fair value of stock options granted during 1998 and 1996 was $0.07 and $0.01, respectively. As of December 31, 1998, there were 19,667 stock options vested at a weighted average exercise price of $0.39 per share.

                              WaveSpan Corporation
                         (a development stage company)

                   Notes to Financial Statements (continued)


4.  SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY) (CONTINUED)

STOCK OPTION PLAN (CONTINUED)

Notes received in payment of restricted stock are full recourse notes, collateralized by the restricted stock, and bear interest at rates ranging from 5.05% and 6.53% per annum, compounded semiannually. Principal and interest are due on the earlier of termination of employment or five years from the date of stock issuance.

From March 16, 1995 (inception) through December 31, 1998, the Company has granted 4,063,000 shares of restricted common stock with exercise prices ranging from $0.04 to $0.35 per share. At December 31, 1998, 431,683 of these shares had been repurchased and 3,631,317 of these shares were exercisable. The weighted average fair value of restricted stock issued during 1998, 1997, and for the period from March 16, 1995 (inception) through December 31, 1998 was $0.06, $0.02, and $0.04, respectively. The weighted average contractual life for restricted stock outstanding at December 31, 1998 was 8.3 years. As of December 31, 1998, there were 1,551,987 shares of restricted stock vested at a weighted average exercise price of $0.12 per share.

SHARES RESERVED

Common stock reserved for future issuance at December 31, 1998 is as follows:


Stock option plans (incentive and restrictive under the 1995 Plan):

Issued and outstanding                                  4,387,317
Reserved for future grants                                892,683
                                                       ----------
                                                        5,280,000

Conversion of preferred stock                          10,143,545
                                                       ----------
Total common stock reserved for future issuance        15,423,545
                                                       ==========

                              WaveSpan Corporation
                         (a development stage company)

                   Notes to Financial Statements (continued)


4. SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY) (CONTINUED)

STOCK-BASED COMPENSATION


The Company has elected to follow APB Opinion No. 25 and related interpretations in accounting for its employee stock awards because, as discussed below, the alternative fair value accounting provided for under FAS 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion No. 25, when the exercise price of the Company's employee stock awards equals the market price of the underlying stock on the grant date, no compensation expense is recognized.

Pro forma information regarding net loss is required by FAS 123 which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to September 30, 1995 under the fair value method of FAS 123. The fair value for these options was estimated at the date of grant using the minimum value method with the following weighted average assumptions:

                              1998        1997
                            --------------------
Expected dividend yield       0.00%       0.00%
Risk-free interest rate       5.50%       6.17%
Expected life               3 years     3 years

Option valuation models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The pro forma effect of applying FAS 123 was not material to the Company's reported net loss in fiscal 1998. Because FAS 123 is applicable only to options granted subsequent to September 30, 1995, its pro forma effect will not be fully reflected until 2000 and thereafter.

                              WaveSpan Corporation
                         (a development stage company)

                   Notes to Financial Statements (continued)


5.   FINANCING ARRANGEMENTS

In November 1998, the Company entered into a subordinated loan in the aggregate principal amount of $3,500,000. Of this amount, $3,000,000 was immediately available, and an additional $500,000 will become available upon occurrence of certain events. The $3,000,000 immediately available was evidenced by a promissory note bearing interest of 12.5% per annum and payable in monthly installments through December 2001. In connection with the agreement, the Company issued a warrant that entitles the holder to purchase up to 133,439 shares of the Company's Series C preferred stock as discussed in Note 4. At December 31, 1998, approximately $3,000,000 was outstanding.

6.   IMPACT OF THE YEAR 2000 (UNAUDITED)

The Company has determined that its current computer systems are year 2000 ready and would function properly with respect to dates in the year 2000 and beyond. However, the Company has plans to replace its current computer systems to meet the needs of the business as the Company continues to grow. The replacement system will be year 2000 ready. The Company has yet to initiate discussions with all of its third-party relationships to ensure that those parties have appropriate plans to remediate year 2000 issues where their systems impact the Company's operations. The Company is assessing the extent to which its operations are vulnerable should those organizations fail to properly remediate their computer systems. While the Company believes its planning efforts are adequate to address its year 2000 concerns, there can be no guarantee that the systems of other companies on which the Company's operations rely will be converted on a timely basis and will not have a material effect on the Company. The cost of the year 2000 initiatives is not expected to be material to the Company's results of operations or financial position.

7.   SUBSEQUENT EVENT

On March 15, 1999, the Company issued a $3,000,000 promissory note which bears interest of 4.58% per annum. The note and accrued interest is due and payable on September 15, 1999. In connection with the note, warrants for 238,854 Series C preferred shares were issued with an exercise price of $3.14 per share. The note and accrued interest will automatically convert into preferred stock if the Company completes an equity financing prior to September 15, 1999.

On November 30, 1999, WaveSpan entered into an agreement with Proxim, Inc. whereby WaveSpan agreed to be acquired by Proxim, Inc.

ITEM 7. PRO FORMA FINANCIAL INFORMATION

     (b) Financial Statements of Business Acquired


                              WAVESPAN CORPORATION

                                      Index

PART 1 - FINANCIAL INFORMATION                               Page
                                                             ----
Item 1.  Financial Statements:

Balance Sheet at September 30, 1999 and December 31, 1998 ... 26

Statement of Operations for the Nine Months
 Ended September 30, 1999 and 1998 .......................... 27

Statement of Cash Flows for the Nine Months Ended
 September 30, 1999 and 1998 ................................ 28

Notes to Financial Statements ............................... 29

                              WAVESPAN CORPORATION
                                  BALANCE SHEET
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                 SEPTEMBER 30,    DECEMBER 31,
                                                                                      1999           1998
                                                                                    --------       --------
                                   ASSETS
 Current assets:
    Cash and cash equivalents ..................................................    $    694       $  2,640
    Marketable  securities......................................................          --          1,025
    Accounts receivable, net ...................................................         585            158
    Inventories ................................................................         481            957
    Other current assets .......................................................         137            197
                                                                                    --------       --------
      Total current assets .....................................................       1,897          4,977
 Property and equipment, net ...................................................       1,259          1,437
 Other assets ..................................................................         377            219
                                                                                    --------       --------
                                                                                    $  3,533       $  6,633
                                                                                    ========       ========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ............................................................    $    737       $    639
   Notes payable ...............................................................       6,142            293
   Capital lease obligation ....................................................         740            596
   Other current liabilities ...................................................         402            348
                                                                                    --------       --------
     Total current liabilities .................................................       8,021          1,876

   Notes payable ...............................................................       1,878          2,707
   Capital lease obligation ....................................................         699            825
                                                                                    --------       --------
     Total liabilities .........................................................      10,598          5,408
Commitments
Stockholders' equity:
  Common stock, no par value: 30,000 shares authorized; 6,938 shares
     issued and outstanding ....................................................         305            729
  Convertible Preferred stock, no par value, 11,414 shares authorized;
     10,143 issued and outstanding .............................................      18,500         18,113
  Shareholder notes receivable .................................................        (130)          (543)
  Accumulated deficit ..........................................................     (25,740)       (17,074)
                                                                                    --------       --------
     Total stockholders' equity ................................................      (7,065)         1,225
                                                                                    --------       --------
                                                                                    $  3,533       $  6,633
                                                                                    ========       ========


   The accompanying notes are an integral part of these financial statements.

                              WAVESPAN CORPORATION
                             STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                         ----------------------
                                                          1999           1998
                                                         -------        -------
Revenue ..........................................       $ 1,738        $   175
Cost of revenue ..................................         4,199          1,323
                                                         -------        -------
Gross profit .....................................        (2,461)        (1,148)
                                                         -------        -------
Operating expenses:
   Research and development ......................         2,640          3,045
   Selling, general and administrative ...........         2,817          2,393
                                                         -------        -------
     Total operating expenses ....................         5,457          5,438
                                                         -------        -------
Loss from operations .............................        (7,918)        (6,586)
Interest and other income (expense), net .........          (748)           162
                                                         -------        -------
Net loss .........................................       $(8,666)       $(6,424)
                                                         =======        =======





   The accompanying notes are an integral part of these financial statements.

                              WAVESPAN CORPORATION
                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                    NINE MONTHS ENDED
                                                                      SEPTEMBER 30,
                                                                 -----------------------
                                                                   1999           1998
                                                                 -------        --------
Cash flows from operating activities:
   Net loss ..............................................       $(8,666)       $ (6,424)
   Adjustments to reconcile net income to net cash
      used in operating activities:
   Depreciation and amortization .........................           688             538
   Changes in assets and liabilities:
     Accounts receivable, net ............................          (427)           (718)
     Inventories .........................................           476            (645)
     Other assets ........................................           (98)            (44)
     Accounts payable ....................................            98              65
     Other current liabilities ...........................            54             106
                                                                 -------        --------

       Net used in operating activities ..................        (7,875)         (7,122)
                                                                 -------        --------


Cash flows from investing activities:
     Purchase of equipment ...............................          (510)         (1,239)
     Sales of marketable securities ......................         1,025              --
                                                                 -------        --------

       Net cash provided by (used in) investing activities           515          (1,239)
                                                                 -------        --------

Cash flows from financing activities:
     Proceeds (repayments) of notes payable ..............         5,020          (2,029)
     Net change in capitalized lease obligations .........            18             507
     Proceeds from sale of stock and warrants ............           376          11,965
                                                                 -------        --------
       Net cash provided by financing activities .........         5,414          10,443
                                                                 -------        --------
Net increase (decrease) in cash and cash equivalents .....        (1,946)          2,082
Cash and cash equivalents, beginning of period ...........         2,640             624
                                                                 -------        --------

Cash and cash equivalents, end of period .................       $   694        $  2,706
                                                                 =======        ========

Supplemental disclosures:
     Cash paid for interest ..............................       $   120        $    110

Supplemental disclosures for non cash activities:
     Equipment acquired under capital lease ..............       $   490        $  1,005


   The accompanying notes are an integral part of these financial statements.

                              WAVESPAN CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                                   (UNAUDITED)

BASIS OF PRESENTATION

   The condensed financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and note disclosures normally included in the annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted for interim financial reporting. These condensed financial statements should be read in conjunction with our financial statements and notes thereto for the two years ended December 31, 1998 that are included elsewhere herein. We believe that the accompanying financial statements reflect all adjustments, consisting solely of normal, recurring adjustments, that are necessary for fair presentation of the results of the interim periods presented. The results of operations presented for the nine month period ended September 30, 1999 are not necessarily indicative of the results to be expected for the full fiscal year. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

INVENTORIES (IN THOUSANDS):

                                                   SEPTEMBER 30,         DECEMBER 31,
                                                       1999                  1998
                                                    ----------           ----------
                                                    (UNAUDITED)          (UNAUDITED)
   Raw materials .......................                $303                $707
   Work-in-process .....................                 150                 129
   Finished goods ......................                  28                 121
                                                        ----                ----
                                                        $481                $957
                                                        ====                ====

Item 7.(c)  Pro-Forma Financial Information

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements give effect to the merger of Proxim, Inc ("Proxim") and Wavespan Corporation ("Wavespan") using the purchase method of accounting in accordance with generally accepted accounting principles. Proxim is considered the accounting acquirer. The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of the respective companies. The unaudited pro forma condensed combined balance sheet assumes that the merger took place on September 30, 1999 and combines Wavespan's September 30, 1999 unaudited condensed balance sheet with Proxim's September 30, 1999 unaudited condensed balance sheet. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 1998 and the nine months ended September 30, 1999 assume the merger took place as of January 1, 1998 and combine Proxim's condensed statement of operations for the twelve months ended December 31, 1998 with Wavespan's condensed statements of operations for the twelve months ended December 31, 1998. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 1999 combines Proxim's condensed statement of operations for the nine months ended September 30, 1999 (unaudited) with Wavespan's condensed statement of operations for the nine months September 30, 1999 (unaudited). The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or results that would have been realized had the companies been a single entity during these periods. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes thereto of Wavespan, which are included elsewhere herein and the historical financial statements of Proxim included in Proxim's December 31, 1998 Annual Report on Form 10-K and September 30, 1999 Quarterly Report on Form 10-Q previously filed with the Securities and Exchange Commission.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1999
                                 (in thousands)



                                                                          WAVESPAN            PRO FORMA
                                                          PROXIM, INC.  CORPORATION   ADJUSTMENTS      COMBINED
                                                          ------------  -----------   -----------      ---------
               ASSETS
Current assets:
  Cash and cash equivalents and marketable securities      $ 89,441      $    694       $ (2,200)(f)   $ 87,935
  Accounts receivable, net ..........................        11,160           585             --         11,745
  Inventories .......................................        13,194           481             --         13,675
  Deferred tax assets and other assets ..............         1,975           137             --          2,112
                                                           --------      --------       --------       --------
    Total current assets ............................       115,770         1,897         (2,200)       115,467
Property and equipment, net .........................         6,510         1,259           (780)(d)      6,989
Intangible assets ...................................            --            --         13,935 (a)     13,935
                                                                                           1,200 (b)
                                                                                          (2,473)(g)
                                                                                        --------
Deferred tax assets and other assets ................         3,273           377         (1,273)         2,377
                                                           --------      --------       --------       --------
                                                           $125,553      $  3,533       $  9,682       $138,768
                                                           ========      ========       ========       ========


         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable ..................................      $  2,675      $    737             --       $  3,412
  Other current liabilities .........................         7,974         7,284            900 (e)     16,158
                                                           --------      --------       --------       --------
    Total current liabilities .......................        10,649         8,021            900         19,570
    Long-term liabilities ...........................            --         2,577             --          2,577
                                                                                           4,146 (a)
                                                                                          (2,473)(g)
                                                                                        --------
    Deferred tax liabilities ........................            --            --          1,673          1,673
                                                           --------      --------       --------       --------
    Total liabilities                                        10,649        10,598          2,573         23,820
                                                                                           9,789 (a)
                                                                                           1,200 (b)
                                                                                           5,883 (c)
                                                                                          (5,883)(c)
                                                                                            (780)(d)
                                                                                            (900)(e)
                                                                                          (2,200)(f)
                                                                                        --------
   Stockholders' equity .............................       114,904        (7,065)         7,109        114,948
                                                           --------      --------       --------       --------
                                                           $125,553      $  3,533       $  9,682       $138,768
                                                           ========      ========       ========       ========


   See accompanying notes to unaudited pro forma condensed combined financial information

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                    (in thousands, except per share amounts)




                                                       WAVESPAN                 PRO FORMA
                                        PROXIM, INC.  CORPORATION     ADJUSTMENTS        COMBINED
                                        ------------  -----------     -----------        ---------
Revenue ................................  $ 49,711     $    567           $   --         $ 50,278
Cost of revenue ........................    25,726        2,396            1,057(b)        29,179
                                          --------     --------         --------         --------
Gross profit ...........................    23,985       (1,829)          (1,057)          21,099
                                          --------     --------         --------         --------

Operating expenses:
  Amortization of goodwill .............                                   1,891(c)         1,891
  Research and development .............     7,630        4,239             (193)(a)       11,676
  Selling, general and administrative ..    12,555        3,419              (48)(a)       15,926
                                          --------     --------         --------         --------
    Total operating expenses ...........    20,185        7,658            1,650           29,493
                                          --------     --------         --------         --------
Income (loss) from operations ..........     3,800       (9,487)          (2,707)          (8,394)
Interest and other income, net .........     3,339          111              (97)(e)        3,353
                                          --------     --------         --------         --------
Income (loss) before income taxes ......     7,139       (9,376)          (2,804)          (5,041)
Provision for (benefit from)
income taxes ...........................     2,441           --             (240)(d)        2,201
                                          --------     --------         --------         --------
Net income (loss) ......................  $  4,698     $ (9,376)        $ (2,564)        $ (7,242)
                                          ========     ========         ========         ========

Basic net income (loss) per share ......  $    .46                                       $   (.69)
                                          ========                                       ========
Weighted average common shares .........    10,318                               (f)       10,488
                                          ========                                       ========

Diluted net income (loss) per share ....  $    .42                                       $   (.69)
                                          ========                                       ========
Weighted average common shares and
equivalents ............................    11,218                               (f)       10,488
                                          ========                                       ========

   See accompanying notes to unaudited pro forma condensed combined financial information

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                    (in thousands, except per share amounts)



                                                           WAVESPAN                 PRO FORMA
                                            PROXIM, INC.  CORPORATION     ADJUSTMENTS        COMBINED
                                            ------------  -----------     -----------        ---------
Revenue ....................................  $ 48,754     $  1,738         $     --         $ 50,492
Cost of revenue ............................    25,525        4,199              680(b)        30,904
                                              --------     --------         --------         --------
Gross profit ...............................    23,229       (2,461)            (680)          20,088
                                              --------     --------         --------         --------

Operating expenses:

  Amortization of goodwill .................                                   1,418 (c)        1,418

  Research and development .................     8,658        2,640             (199)(a)       11,099
  Selling, general and administrative ......     9,855        2,817              (50)(a)       12,622
                                              --------     --------         --------         --------
    Total operating expenses ...............    18,513        5,457            1,169           25,139
                                              --------     --------         --------         --------
Income (loss) from operations ..............     4,716       (7,918)          (1,849)          (5,051)
Interest and other income
(expense), net .............................     2,981         (748)             (73)(e)        2,160
                                              --------     --------         --------         --------
Income (loss) before income taxes ..........     7,697       (8,666)          (1,922)          (2,891)

Provision for (benefit from)
income taxes ...............................     3,393           --             (240)(d)        3,153
                                              --------     --------         --------         --------
Net income (loss) ..........................  $  4,304     $ (8,666)        $ (1,682)        $ (6,044)
                                              ========     ========         ========         ========

Basic net income (loss) per share ..........  $    .39                                       $   (.53)
                                              ========                                       ========
Weighted average common shares .............    11,128                               (f)       11,298
                                              ========                                       ========
Diluted net income (loss) per share ........  $    .34                                       $   (.53)
                                              ========                                       ========
Weighted average common shares and
equivalents ................................    12,576                               (f)       11,298
                                              ========                                       ========

   See accompanying notes to unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.  The Acquisition

      The pro forma condensed combined financial information reflects the acquisition of Wavespan on December 3, 1999 for $9.8 million of Proxim's common stock and $2.2 million of cash. The purchase price of the acquisition of $12,900,000, which includes $900,000 of estimated acquisition related costs, was used to acquire the net assets of Wavespan. The purchase price for pro forma purposes was allocated to assets acquired and liabilities assumed based on the fair value. The fair value of assets acquired and liabilities assumed is based on management's estimates and an independent appraisal for acquired core technology, in-process research and development, developed technology and workforce. The excess of the purchase price over the net tangible and intangible assets acquired and liabilities assumed has been allocated to goodwill. The allocation of the purchase price is as follows (in thousands):

          Developed technology                                   $     151
          Acquired workforce                                           300
          Core technology                                            4,030
          Goodwill                                                   9,454
          Property and equipment                                       343
          Current and other assets                                     787
          Long term deferred tax assets                              1,200
          Liabilities assumed                                       (5,102)
          Long term deferred tax liabilities                        (4,146)
          Acquired in-process research and development               5,883
                                                                 ---------
                                                                 $  12,900
                                                                 =========

2.  Unaudited Pro Forma Condensed Combined Balance Sheet

      The following adjustments were applied to the unaudited condensed balance sheets of Proxim and Wavespan at September 30, 1999, to arrive at the unaudited pro forma condensed combined balance sheet:

      (a) To record intangible assets acquired at their fair values, as follows (in thousands):

          Developed technology            $   151
          Acquired workforce                  300
          Core technology                   4,030
          Goodwill                          9,454
                                          -------
                                          $13,935
                                          =======

          Deferred tax liabilities on the intangible assets above except for goodwill, $4,146.

      (b) To record deferred tax assets related to Wavespan's net operating loss carryforward given the consideration of the annual limitation of $600,000 and a period of 5 years.

      (c) To reflect the one time charge for the acquired in-process research and development charges of $5,883,000.

      (d) To record the net decrease in fair value of property and equipment over their historical book value.

      (e) To record the estimate of transaction costs related to the merger. Estimated costs include all costs directly incurred as a result of the agreement including, but not limited to, accounting and attorney fees, consultants and other miscellaneous items.

      (f) To reflect the payment of $2.2 million in cash paid for the acquisition.

      (g) To offset long-term deferred tax assets and liabilities

3.  Unaudited Pro forma Condensed Combined Statement of Operations

      The following adjustments were applied to the condensed statements of operations for Proxim and Wavespan for the year ended December 31, 1998 and the nine months ended September 30, 1999 to arrive at the unaudited pro forma condensed combined statement of operations of the respective periods as though the acquisition took place on January 1, 1998:

      (a) To reflect the net change in depreciation related to the change in fair value of property and equipment.

      (b) To reflect the amortization of the fair values of the developed technology, core technology and acquired workforce over periods ranging from 1 to 5 years.

      (c) To reflect the amortization of goodwill arising from the merger over 5 years.

      (d) To adjust the provision for income taxes to the estimated provision for income taxes on a pro forma combined basis. The adjustment reflects Wavespan's net operating loss limitation of $600,000 per year.

      (e) To reflect the decrease in interest income due to the payment of $2.2 million in cash paid for the acquisition using 4.4% annual interest rate earned on such funds.

      (f) Shares used in the per share calculation reflect 170,163 shares under the merger agreement as if they were outstanding from the beginning of each period presented. Basic and diluted weighted average shares outstanding are the same in each period because of the pro forma combined net loss.

        The one time charge to expense for the fair value of the in-process research and development has been excluded from the unaudited pro forma condensed combined statement of operations since it is a non-recurring charge.

ITEM 7(d) EXHIBITS

A. Exhibits

Exhibit #                     Description of Document
---------                     -----------------------
   2.1         Agreement and Plan of Reorganization dated as of November 30,
               1999.*


-------------
* Previously filed.

SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 16th day of February, 1999.




                                PROXIM, INC.



                                By: /s/ Keith E. Glover
                                   -----------------------------------
                                    Keith E. Glover
                                    Vice President of Finance and Administration
                                      and Chief Financial Officer


Dated: February 16, 1999

                                Index to Exhibits


Exhibit #                     Description of Document
---------                     -----------------------
   2.1         Agreement and Plan of Reorganization dated as of November 30,
               1999.*



-------------
* Previously filed.